UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to § 240.14a-12.

Keystone Private Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Keystone Private Income Fund

December 16, 2020

Dear Shareholder,

Keystone Private Income Fund (the “Fund”) will hold a Special Meeting of Shareholders on December 29, 2020 at the offices of Keystone National Group LLC at 60 E. South Temple, Suite 2100, Salt Lake City, Utah 84111 at 9 a.m. Mountain Time (the “Special Meeting”). This Special Meeting is being called because the shareholders of the Fund are being asked to consider the proposal set forth below. The Fund will not bear any portion of the costs related to the Special Meeting.

The Special Meeting is being called to approve the amended and restated investment management agreement to change the frequency of the calculation of the Fund’s incentive fee payable to the Fund’s investment manager. The enclosed proxy statement explains the following proposal (the “Proposal”):

•	A proposal to approve the amended and restated investment management agreement between the Fund and Keystone National Group LLC (“Keystone”) to change the frequency of the calculation of the incentive fee payable to Keystone from quarterly to monthly.

The Fund’s Board of Trustees (the “Board” or “Board of Trustees”) believes that approving the Proposal is in the best interests of the Fund and its shareholders. Accordingly, the current Board of Trustees has unanimously voted to approve the Proposal and to recommend that the shareholders of the Fund also approve the Proposal.

Thank you for your investment in the Fund. I encourage you to exercise your rights in governing the Fund by voting on the Proposal. The Board of Trustees recommends that you vote FOR the Proposal. Your vote is important.

The Fund is sensitive to the health and travel concerns the Fund’s shareholders may have and the protocols that federal, state and local governments may impose. Due to the difficulties arising from the coronavirus known as COVID-19, the date, time, location or means of conducting the Special Meeting may change. In the event of such a change, the Fund will announce alternative arrangements for the Special Meeting as promptly as practicable, which may include holding the Special Meeting by means of remote communication, among other steps, but the Fund may not deliver additional soliciting materials to shareholders or otherwise amend the Fund’s proxy materials. The Fund plans to announce these changes, if any, via electronic communication to shareholders.

Whether or not you expect to attend the Special Meeting, it is important that your shares be represented. Your immediate response will help reduce the need for the Fund to conduct additional proxy solicitations. Please review the attached proxy statement that has been sent to you by electronic mail (e-mail) and then vote by DocuSign or by e-mail to the e-mail address on the proxy card as soon as possible.

Sincerely,

David Lee
Chairman and Trustee

IMPORTANT INFORMATION

Q.	Why am I receiving this proxy statement?

A.	You are being asked to vote an important matter affecting the Fund:

(1) Approval of the Amended and Restated Investment Management Agreement to Change the Frequency of the Calculation of the Incentive Fee payable to Keystone.

You are being asked to approve the amended and restated investment management agreement to change the frequency of the calculation of the incentive fee payable to Keystone National Group, LLC (“Keystone”) from quarterly to monthly. Adjusting the incentive fee to be calculated on a monthly rather than on a quarterly basis will align the calculation of the incentive fee with the other items of income, expenses, gains, losses and other fees that are calculated on a monthly basis, which are then allocated to the applicable share classes on a monthly basis to determine the monthly NAV of the Fund.

As a result, if the Proposal is approved, the aggregate amount of incentive fees paid to Keystone may increase.

Q.	How will the Proposal affect the amount of the incentive fee paid to Keystone?

A.	If approved, the incentive fee component of the investment management fee paid to Keystone, will be calculated monthly instead of quarterly. The incentive fee is a function of the performance of the Fund over time, which cannot be predicted with certainty. While there are scenarios where the amount of the incentive fee due and payable to Keystone could be higher under a monthly calculation than under a quarterly calculation, there are also scenarios where the incentive fee due and payable to Keystone would be higher under a quarterly calculation than under a monthly calculation. Thus, if the Proposal is approved, the amount of incentive fee paid to Keystone may increase. For example, if the weighted average net asset value of the Fund increased in the first and third months of the quarter, but not the second month and investment income earned by the Fund was in excess of the hurdle rate in the first and third months, but not the second month, it would be expected that the amount of the incentive fee due and payable would be greater under a monthly calculation than under a quarterly calculation. However, if the weighted average net asset value of the Fund decreased from the first month and investment income earned by the Fund exceeded the hurdle rate only in the first month, it would be expected that the amount of incentive fee due and payable would be greater under a quarterly calculation than a monthly calculation. Further, if the weighted average net asset value of the Fund were to increase each month of the quarter and net investment income earned by the Fund in all months in the quarter exceeded the hurdle rate, it would be expected that the amount of the incentive fee due and payable would be the same regardless if calculated on a monthly or quarterly basis. Shareholders are advised that the calculation of the incentive fee is highly dependent upon a significant number of variables, including the size and growth of the Fund, the amount and timing of net investment income earned by the Fund, the amount and timing of expenses incurred by the Fund, redemptions, new subscriptions, the amount and timing of excess cash held by the Fund and many other factors. Thus, it is impossible to predict with certainty the amount, if any, of incentive fee that may be due and payable in any given month or quarter.

General Matters.

Q.	Will the Fund pay for the proxy solicitation and related legal costs?

A.	No. These costs will be borne by Keystone.

Q.	How does the Board recommend that I vote?

A.	The Board of Trustees believes that approving the amended and restated investment management agreement to change the frequency of the calculation of the incentive fee payable to Keystone from quarterly to monthly will better align the calculation of the incentive fee with the Fund’s other fees that are calculated on a monthly basis, which are then allocated on a monthly basis to the applicable share class in order to determine the monthly net asset value (“NAV”) of the Fund. As a result, as the Fund admits new investors on a monthly basis, the NAV of the Fund is calculated on a monthly basis to allow new investors to buy shares at the then-applicable NAV without resulting in dilution or detriment to existing shareholders. Consequently, the members of the Board of Trustees, including all of the trustees who are not “interested persons” (as defined in the Investment Company 1940 Act (the “1940 Act”)) of the Fund (the “Independent Trustees”) recommend that you vote in favor of the Proposal.

Q.	I have only a few shares — does my vote matter?

A.	Your vote is important. If many shareholders choose not to vote, the Fund might not receive enough votes to reach a quorum to hold the Special Meeting. If it appears that there will not be a quorum, the Fund would have to send additional communications or otherwise solicit shareholders to try to obtain more votes.

Q.	What is the deadline for submitting my vote?

A.	We encourage you to vote as soon as possible to make sure that the Fund receives enough votes to act on the Proposal. Unless you attend the Special Meeting to vote in person, your vote (cast by DocuSign or by e-mail) must be received by the Fund by 9:00 a.m. Mountain Time on December 29, 2020.

Q.	Who is eligible to vote?

A.	Any person who owned shares of the Fund on the “record date,” which was November 18, 2020 (even if that person has since sold those shares).

Q.	How can I vote?

A.	You may vote in any of three ways:

o	By DocuSign: be sure to check the appropriate box, sign and promptly return the enclosed proxy card via DocuSign.
o	By e-mail: be sure to check the appropriate box, sign and date the enclosed proxy card, then scan it and e-mail it to info@keystonenational.net.
o	In person at the Special Meeting at the offices of Keystone at 60 E. South Temple, Suite 2100, Salt Lake City, Utah 84111 at 9 a.m. Mountain Time on December 29, 2020.

We encourage you to vote promptly by DocuSign or by e-mail in order to reduce the need for the Fund to conduct telephone solicitations and/or follow up communications. If you would like to change your previous vote, you may vote again using any of the methods described above.

Keystone Private Income Fund

235 West Galena Street

Milwaukee, WI 53122

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held December 29, 2020

Keystone Private Income Fund (the “Fund”) will host a Special Meeting of Shareholders on December 29, 2020 at the offices of Keystone National Group LLC at 60 E. South Temple, Suite 2100, Salt Lake City, Utah 84111, at 9:00 a.m. Mountain Time (the “Special Meeting”). This Special Meeting of the Fund is being held so that shareholders can consider the following proposal (the “Proposal”):

1.       A proposal to approve the amended and restated the investment management agreement between the Fund and Keystone National Group LLC (“Keystone”) to change the frequency of the calculation of the incentive fee payable to Keystone from quarterly to monthly.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

Shareholders of record of the Fund at the close of business on the record date, November 18, 2020 are entitled to notice of and to vote at the Special Meeting and any adjournment(s) thereof. The Notice of Special Meeting of Shareholders, proxy statement and proxy card is being delivered by e-mail to shareholders on or about December 16, 2020 to such shareholders of record.

By Order of the Board of Trustees,

David Lee

Chairman and Trustee

December 16, 2020

YOUR VOTE IS IMPORTANT

You can vote easily and quickly by DocuSign or by e-mail. Just follow the simple instructions that appear on your proxy card. Please help the Fund reduce the need to conduct telephone solicitation and/or follow-up communications by voting today .

Keystone Private Income Fund

235 West Galena Street

Milwaukee, WI 53122

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

December 29, 2020

Introduction

This proxy statement is being provided to you on behalf of the Board of Trustees (the “Board” or “Board of Trustees”) of Keystone Private Income Fund (the “Fund”) in connection with the solicitation of proxies to be used at a Special Meeting of Shareholders (the “Special Meeting”) of the Fund. The following table identifies the proposal set forth in this proxy statement.

Proposal Number	Proposal Description
1	To approve the amended and restated investment management agreement between the Fund and Keystone National Group LLC (“Keystone”) to change the frequency of the calculation of the incentive fee payable to Keystone from quarterly to monthly.

You will find this proxy statement divided into five parts:

Part 1	Provides details on the proposal to approve the Fund’s amended and restated investment management agreement to change the frequency of the calculation of the incentive fee (see page 3)

Part 2	Provides information about ownership of shares of the Fund (see page 13)
Part 3	Provides information on proxy voting and the operation of the Special Meeting (see page 14)
Part 4	Provides information on other matters (see page 16)

Please read the proxy statement before voting on the proposal. Please call toll-free at 1-888-332-3320 if you have any questions about the proxy statement, or if you would like additional information.

We anticipate that the Notice of Special Meeting of Shareholders, this proxy statement and the proxy card (collectively, the “proxy materials”) will be delivered by e-mail to shareholders beginning on or about December 16, 2020.

Shareholder Reports. The Fund’s most recent annual report to shareholders is available at no cost. You may obtain a copy of the report through the Fund’s website at www.keystonenational.com, by calling the Fund at 1-888-332-3320 or on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov. .

Important Notice Regarding the Availability of Materials

for the Shareholder Meeting to be Held on December 29, 2020

The proxy statement for the Special Meeting is available at www.keystonenational.com

PART 1

DESCRIPTION OF PROPOSAL 1

APPROVAL OF AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT TO REFLECT A CHANGE IN THE FREQUENCY OF THE CALCULATION OF THE INCENTIVE FEE

Introduction

The Board of Trustees recommends that shareholders approve an amended and restated investment management agreement between the Fund and Keystone (the “A&R Investment Management Agreement) to provide for a change in the frequency of the calculation of the incentive fee to monthly. The current method for calculating the incentive fee under the current investment management agreement between the Fund and Keystone (the “Existing Investment Management Agreement”) is to calculate the incentive fee on a quarterly basis.

If Proposal 1 is approved, the A&R Investment Management Agreement would result in certain circumstances where the amount of the Incentive Fee due and payable to Keystone could be higher or lower under a monthly calculation versus a quarterly calculation. As a result, the amount of incentive fee paid by the Fund to Keystone may increase.

Current Calculation of Fees under the Existing Investment Management Agreement

Pursuant to the Existing Investment Management Agreement, Keystone is entitled to a management fee, calculated and payable monthly in arrears, at the annual rate of 1.5% of the Fund’s net assets during such monthly period. Keystone is also entitled to an incentive fee calculated and payable quarterly in arrears based upon the Fund’s net profits for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets equal to 1.75% per quarter (or an annualized hurdle rate of 7.00%), subject to a “catch-up” feature (the “Incentive Fee”).

Proposed Calculation of Incentive Fee

Proposal 1 seeks to revise the frequency of the calculation of the Incentive Fee from quarterly to monthly and payable monthly in arrears based upon the Fund’s net profits for the immediately preceding month (the “Incentive Fee”).

Currently, the Incentive Fee is equal to 15.0% of the excess, if any, of (i) the net profits of the Fund for the immediately preceding quarter over (ii) the then balance, if any, of the Loss Recovery Account (as defined below). For purposes of the Incentive Fee, net assets are currently calculated for the relevant quarter as the net asset value (“NAV”) of the Fund as of the first business day of each quarter. Payment of the Incentive Fee is subject to an annualized hurdle rate of 7.00%, subject to a “catch-up” feature.

For purposes of the Incentive Fee, the term “net profits” means the amount by which the NAV of the Fund on the last day of the relevant quarter exceeds the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee). The Fund maintains a memorandum account (the “Loss Recovery Account”), which had an initial balance of zero and is (i) increased upon the close of each calendar quarter of the Fund by the amount of the net losses of the Fund for the quarter, and (ii) decreased (but not below zero) upon the close of each calendar quarter by the amount of the net profits of the Fund for the quarter.

If Proposal 1 is approved, each of the above quarterly calculations will be done on a monthly basis and no other changes to the calculation of the management fee or incentive fee are being proposed.

While there are circumstances where the amount of the Incentive Fee due and payable to Keystone could be higher under a monthly calculation than under a quarterly calculation, there are also circumstances where the Incentive Fee due and payable to Keystone would be higher under a quarterly calculation than under a monthly calculation. The Incentive Fee is a function of the performance of the Fund over time, which cannot be predicted with certainty. Thus, if the Proposal is approved the amount of the Incentive Fee paid to Keystone may increase.

The Board of Trustees believes that it is appropriate to change the calculation of the Incentive Fee due and payable to Keystone, because adjusting the Incentive Fee to be calculated on a monthly rather than quarterly basis will align the calculation of the Incentive Fee with the other items of income, expenses, gains, losses and other fees that are calculated on a monthly basis, which are then allocated to the applicable investor share classes on a monthly basis to determine the NAV of the Fund. As a result, as the Fund admits new investors on a monthly basis, the NAV of the Fund is calculated on a monthly basis to allow new investors to buy shares at the then-applicable NAV without resulting in dilution or detriment to existing shareholders.

At the Special Meeting, shareholders will be asked to approve the A&R Investment Management Agreement. A blackline of the Existing Investment Management Agreement, marked to show changes relevant to the Proposal, is set forth in Exhibit A to this Proxy Statement. If Proposal 1 is approved by shareholders, the A&R Investment Management Agreement would replace the Fund’s Existing Investment Management Agreement.

Management Fees and Incentive Fees

The aggregate amount of fees that the Fund paid to Keystone during the fiscal year ended September 30, 2020 was $230,552, which was comprised of $118,631 of management fees and $111,921 of incentive fees. If the A&R Investment Management Agreement had been in effect during that period, the aggregate amount of the fees for the same period would have been $216,360, which was comprised of $118,679 of management fees and $97,681 of incentive fees, resulting in a 6.16% decrease in fees.

The following table shows the Fund’s expenses for Class A Shares, Class D Shares, Class Y Shares, Class I Shares and Class Z Shares expressed as a percentage of average assets: (i) based on actual expenses incurred during the fiscal year ended September 30, 2020 under the Existing Investment Management Agreement and (ii) on a pro forma basis as if the A&R Investment Management Agreement had been in effect during the fiscal year.

ACTUAL EXPENSES

Shareholder Transaction Expenses	Class A Shares	Class D Shares	Class Y Shares	Class I Shares	Class Z Shares
Sales Charge (as a percentage of subscription amount)(1)	3.50%	3.50%	None	None	None
Early repurchase fee (as a percentage of repurchase proceeds)(2)	2.00%	2.00%	2.00%	2.00%	2.00%

Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fees(3)	1.50%	1.50%	1.50%	1.50%	1.50%
Incentive Fee(3)	0.28%	0.28%	0.28%	0.28%	0.28%
Distribution and Servicing Fees(4)	1.00%	0.90%	0.25%	0.15%	None
Other Expenses(5)	1.48%	1.48%	1.48%	1.48%	1.48%
Total Annual Expenses	4.26%	4.16%	3.51%	3.41%	3.26%

PRO FORMA EXPENSES

Shareholder Transaction Expenses	Class A Shares	Class D Shares	Class Y Shares	Class I Shares	Class Z Shares
Sales Charge (as a percentage of subscription amount)(1)	3.50%	3.50%	None	None	None
Early repurchase fee (as a percentage of repurchase proceeds)(2)	2.00%	2.00%	2.00%	2.00%	2.00%

Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fees(6)	1.50%	1.50%	1.50%	1.50%	1.50%
Incentive Fee(6)	0.24%	0.24%	0.24%	0.24%	0.24%
Distribution and Servicing Fees(4)	1.00%	0.90%	0.25%	0.15%	None
Other Expenses(5)	1.48%	1.48%	1.48%	1.48%	1.48%
Total Annual Expenses	4.22%	4.12%	3.47%	3.37%	3.22%

(1)	Investments in Class A Shares and Class D Shares are subject to a sales charge of 3.50%. No sales charge will be charged on purchases of Class Y Shares, Class I Shares and Class Z Shares.

(2)	If the interval between the date of purchase of Shares and the valuation date with respect to the repurchase of such Shares is less than 365 calendar days, then such repurchase will be subject to a 2.00% early repurchase fee payable to the Fund. In determining whether the repurchase of Shares is subject to an early repurchase fee, the Fund will repurchase that portion of the Shares held the longest first.

(3)	Pursuant to the Existing Investment Management Agreement, and in consideration of the advisory services provided by the Investment Manager to the Fund, the Investment Manager is entitled to a fee consisting of two components—the Investment Management Fee and the Incentive Fee. For its provision of advisory services to the Fund, the Investment Manager receives an annual Investment Management Fee, calculated and payable monthly in arrears, equal to 1.50% of the Fund’s net assets determined as of month-end. The Investment Management Fee will be paid to the Investment Manager before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s net profits for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets, equal to 1.75% per quarter (or an annualized hurdle rate of 7.00%), subject to a “catch-up” feature. The Incentive Fee will be equal to 15.0% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account. For the purposes of the Incentive Fee, the term “net profits” means the amount by which the NAV of the Fund on the last day of the relevant period exceeds the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee). The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15.0% on all of the Fund’s net profits when the Fund’s net profits reach 2.05% of net assets (8.21% annualized).

(4)	The Fund may charge a distribution and/or shareholder servicing fee up to a maximum of 1.00% per year on Class A Shares, a maximum of 0.90% per year on Class D Shares, a maximum of 0.25% per year on Class Y Shares, and a maximum of 0.15% on Class I Shares on an annualized basis of the aggregate net assets of the Fund attributable to each such class. The Fund may use these fees, in respect of the relevant class, to compensate financial intermediaries or financial institutions for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Class A Shares, Class D Shares, Class Y Shares or Class I Shares of the Fund.

(5)	“Other Expenses” are estimated based on anticipated investments in the Fund and anticipated expenses for the current fiscal year of the Fund’s operations, and includes, among other things, professional fees and other expenses that the Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, escrow agent and custodian. Other Expenses are based on estimated amounts for the current fiscal year.

(6)	Under the proposed A&R Investment Management Agreement, there will be no change in the calculation of the Investment Management Fee and the Incentive Fee will be calculated and payable monthly in arrears based upon the Fund’s net profits for the immediately preceding month (the “Incentive Fee”). The Incentive Fee will be equal to 15% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account (as defined below). For purposes of the Incentive Fee, the term “net profits” shall mean the amount by which the net asset value (“NAV”) of the Fund on the last day of the relevant period exceeds the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee). The Fund shall maintain a memorandum account (the “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar month of the Fund by the amount of the net losses of the Fund for the month, and (ii) decreased (but not below zero) upon the close of each calendar month by the amount of the net profits of the Fund for the month. Payment of the Incentive Fee will be subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets equal to 0.58333333% per month (or an annualized hurdle rate of 7.00%), subject to a “catch-up” feature. The “catch-up” feature is intended to provide the Adviser with an incentive fee of 15% on all of the Fund’s net profits when the Fund’s net profits reach 0.68627451% of net assets in any calendar month (8.24% annualized). For purposes of the Incentive Fee, net assets shall be calculated for the relevant month as the NAV of the Fund as of the first business day of each month.

The following examples demonstrate the projected dollar amount of total expenses that would be incurred over various periods with respect to a $1,000 investment assuming the Fund’s direct and indirect annual operating expenses would remain at the percentage levels set forth in the tables above and Shares earn a 5% annual return, on an actual and on a pro forma basis as if the proposed A&R Investment Management Agreement had been in effect during the fiscal year ended September 30, 2020.

ACTUAL

Class A Shares

You Would Pay the Following Expenses Based on the Imposition of the 3.50% Sales Charge, a 1.00% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$76	$160	$244	$462

Class D Shares

You Would Pay the Following Expenses Based on the Imposition of the 3.50% Sales Charge, a 0.90% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$75	$157	$240	$454

Class Y Shares

You Would Pay the Following Expenses Based on the Imposition of a 0.25% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$35	$108	$182	$378

Class I Shares

You Would Pay the Following Expenses Based on the Imposition of a 0.15% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$34	$105	$177	$369

Class Z Shares

You Would Pay the Following Expenses Based on a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$33	$100	$170	$356

PRO FORMA

Class A Shares

You Would Pay the Following Expenses Based on the Imposition of the 3.50% Sales Charge, a 1.00% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$76	$159	$243	$458

Class D Shares

You Would Pay the Following Expenses Based on the Imposition of the 3.50% Sales Charge, a 0.90% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$75	$156	$238	$451

Class Y Shares

You Would Pay the Following Expenses Based on the Imposition of a 0.25% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$35	$107	$180	$375

Class I Shares

You Would Pay the Following Expenses Based on the Imposition of a 0.15% Distribution and Servicing Fee and a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$34	$104	$176	$366

Class Z Shares

You Would Pay the Following Expenses Based on a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$32	$99	$168	$352

The examples are based on the actual and pro forma annual fees and expenses of Class A Shares, Class D Shares, Class Y Shares, Class I Shares and Class Z Shares set out in the tables above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the examples. A greater rate of return than that used in the examples would increase the dollar amount of the asset-based fees paid by the Fund.

The contractual rates of the fees payable by the Fund to Keystone, and the actual fee rates paid to Keystone by the Fund for the fiscal year ended September 30, 2020, is set forth in Exhibit B. The dates on which the Existing Investment Management Agreement was most recently (i) approved by the Board of Trustees; and (ii) submitted to shareholders for approval and the purpose for such submission is also set forth in Exhibit B.

Terms of the A&R Investment Management Agreement

If approved at the Special Meeting, the A&R Investment Management Agreement will become effective immediately. If the A&R Investment Management Agreement is not approved, the fee structures under the Existing Investment Management Agreement will remain in effect. With the exception of the frequency of the calculation of the Incentive Fee, and the effective date of the A&R Investment Management Agreement, the terms of the A&R Investment Management Agreement will be identical to the terms of the Existing Investment Management Agreement.

Information About Keystone

Keystone is a registered investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Keystone has responsibility for the overall management of the Fund. It is also responsible for managing the Fund’s business affairs and providing day-to-day administrative services to the Fund. The principal place of business of Keystone is located at 60 E. South Temple, Suite 2100, Salt Lake City, Utah 84111, and it maintains an office at 5000 Executive Parkway, Suite 445, San Ramon, California 94583. As of September 30, 2020, Keystone had approximately $1 billion in assets under management.

Advisory Services. The Existing Investment Management Agreement and the proposed A&R Investment Management Agreement state that the Fund employs Keystone, subject to the control of the Board of Trustees of the Fund, in compliance with such policies as the Board of Trustees may from time to time establish and in compliance with the objectives, policies and limitations for the Fund, to continuously review, supervise and (where appropriate) administer the investment program of the Fund, to (i) determine in its discretion (where appropriate) the securities to be purchased, held, sold or exchanged; (ii) provide the Fund with records concerning Keystone’s activities which the Fund is required to maintain; and (iii) render regular reports to the Fund’s officers and trustees concerning Keystone’s discharge of its responsibilities.

Fund Transactions. The Existing Investment Management Agreement and the proposed A&R Investment Management Agreement provide that Keystone is authorized to select the brokers or dealers and other professional advisors and consultants that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its best efforts to obtain “best execution” considering the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Confidential Private Placement Memorandum and statement of additional information (“SAI”), and that Keystone will promptly communicate to the officers and Board of Trustees such information relating to portfolio transactions as they may reasonably request. Both agreements also provide that Keystone will not be deemed to have acted unlawfully or to have breached a fiduciary duty to the Fund or be in breach of any obligation owing to the Fund under the either agreement or otherwise, by reason of its having directed a securities transaction on behalf of the Fund to a broker-dealer in compliance with Section 28(e) of the Securities Exchange Act of 1934 or as described from time to time by the Fund’s Confidential Private Placement Memorandum and SAI.

Compensation of Keystone. If shareholders approve the proposed changes to the calculation of the Incentive Fee, as described below, the amount of the Incentive Fee would be calculated monthly and payable monthly in arrears based upon the Fund’s net profits for the immediately preceding month. Please see Exhibit A to this Proxy Statement for a blackline of the A&R Investment Management Agreement setting forth the proposed changes.

Duration and Termination. The Existing Investment Management Agreement is dated March 4, 2020 and was approved by the initial shareholder of the Fund on June 16, 2020. Both the Existing Investment Management Agreement and the proposed A&R Investment Management Agreement continue for an initial two year term and may be continued for successive annual periods upon the approval of a majority of the Board of Trustees, including a majority of the trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund (the “Independent Trustees”), voting separately. If approved by Fund shareholders, the A&R Investment Management Agreement will continue for an initial term of two years from the date of its approval. Each agreement provides that it will continue in effect for successive periods of one year only if such continuance is specifically approved at least annually (a) by the vote of a majority of those Trustees who are not parties to the agreement or interested persons of any such party, as such term is defined in the 1940 Act, and (b) by a vote of a majority of the Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund. Each agreement may be terminated at any time, without the payment of any penalty by vote of a majority of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund on sixty (60) days written notice to Keystone, or by Keystone at any time without the payment of any penalty, on sixty (60) days written notice to the Fund. Each agreement provides that the agreement will automatically and immediately terminate in the event of its assignment.

Payment of Expenses. Each agreement provides that Keystone is responsible for the payment of certain expenses, and the Fund is generally otherwise responsible for the payment of its own expenses.

Limitation of Liability. Each agreement provides that Keystone will not be liable for any error of judgment, mistake of law or for any act or omission in connection with the performance of services to the Fund, except as otherwise may be provided under provisions of applicable law, and except for a loss resulting from Keystone’s willful misfeasance, gross negligence or reckless disregard in the performance of its duties under the agreement. The Fund will indemnify Keystone to the fullest extent permitted by law against any liability or expense that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of Keystone’s willful misfeasance, bad faith or reckless disregard of its obligations to the Fund. Keystone will indemnify the Fund and all controlling persons of the Fund to the fullest extent permitted by law against any liability or expense that arises in connection with the performance of services to Keystone, so long as the liability and expense is not incurred by reason of the person’s willful misfeasance, gross negligence, or reckless disregard of its obligations to Keystone.

Expense Agreements

Keystone and the Fund have entered into an expense limitation agreement (the “Expense Limitation Agreement”) under which, until June 30, 2021, Keystone has agreed to reduce its fees and/or absorb expenses of the Fund to ensure that total fund operating expenses after fee waiver and/or reimbursement (excluding any taxes, interest expense, sales charges and other brokerage commissions, other transaction related expenses, acquired fund fees and expenses, Incentive Fees, expenses incurred in connection with any merger or reorganization, Distribution and Servicing Fees and extraordinary expenses) will not exceed 3.00% of the net assets of the Fund (the “Expense Limitation”). In consideration of Keystone’s agreement to limit the Fund’s expenses, the Fund has agreed to repay Keystone pro rata in the amount of any Fund expense paid or waived by it, subject to the limitations that: (1) the reimbursement for expenses will be made only if payable not more than three years following the time such payment or waiver was made; and (2) so long as the Fund is able to effect such repayment without causing the Fund’s expense ratio (after the repayment) to exceed the lesser of (i) the expense limit in effect at the time of the waiver and (ii) the expense limit in effect at the time of the repayment. Keystone may not terminate the Expense Limitation Agreement during the initial term. After the initial term, either the Board or Keystone may terminate the Expense Limitation Agreement upon 30 days’ written notice.

Additional Information Pertaining to Keystone

The following table sets forth the name, position and principal occupation of each current executive officer of Keystone as of November 24, 2020. Each individual’s address is c/o Keystone National Group LLC, 60 E. South Temple, Suite 2100, Salt Lake City, Utah 84111.

Name	Principal Occupation at Keystone
Brandon Nielson	Managing Partner
John Earl	Managing Partner
Brad Allen	Chief Financial Officer

The Fund did not pay any amounts to Keystone or any other affiliated person of Keystone for services to the Fund (other than pursuant to the Existing Investment Management Agreement). There were no brokerage commissions paid by the Fund to affiliated brokers of Keystone for the fiscal year ended September 30, 2020.

As of the Record Date, no officer or Trustee owns securities of, or has any other material direct or indirect interest in, Keystone or any person controlling, controlled by or under common control with Keystone. As of the Record Date, no Trustee has had any material interest, direct or indirect, in any material transaction, proposed or otherwise, since the beginning of the Fund’s fiscal year ended September 30, 2020, to which Keystone was a party.

Factors Considered by the Trustees and their Recommendation

At the meeting of the Board held on November 13, 2020, by a unanimous vote, the Board, including a majority of Trustees who are not “interested persons” within the meaning of Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), approved the proposed amended and restated Investment Management Agreement between Keystone and the Fund to reflect a change in the frequency of the calculation of the incentive fee payable to Keystone from quarterly to monthly (the “A&R Investment Management Agreement”). Pursuant to relief granted by the U.S. Securities and Exchange Commission in light of the COVID-19 pandemic (the “Order”) and a determination by the Board that reliance on the Order was appropriate due to circumstances related to the current or potential effects of COVID-19, the meeting was held by videoconference.

In advance of the November 13, 2020 meeting, the Board requested and received materials from Keystone to assist them in considering the approval of the A&R Investment Management Agreement. The Board did not consider any single factor as controlling in determining whether or not to approve the A&R Investment Management Agreement. Nor are the items described herein all encompassing of the matters considered by the Board.

The Board engaged in a detailed discussion of the materials with management of Keystone. The Independent Trustees then met separately with independent counsel to the Independent Trustees for a full review of the materials. Following this session, the full Board reconvened and after further discussion determined that the information presented provided a sufficient basis upon which to approve the A&R Investment Management Agreement.

NATURE, EXTENT AND QUALITY OF SERVICES

The Board reviewed and considered that the nature and extent of the investment advisory services to be provided by Keystone to the Fund under the A&R Investment Management Agreement, including the selection of Fund investments, would be the same as the services currently being provided under the current Investment Management Agreement. The Board also reviewed and considered the nature and extent of the non-advisory, administrative services provided by Keystone to the Fund including, among other things, providing office facilities, equipment, and personnel. The Board reviewed and considered the qualifications of the portfolio managers and other key personnel of Keystone who provide the investment advisory and administrative services to the Fund and will continue to provide such services under the A&R Investment Management Agreement. The Board determined that Keystone’s portfolio managers and key personnel are well-qualified by education and/or training and experience to perform the services for the Fund in an efficient and professional manner. The Board also took into account Keystone’s compliance policies and procedures, including the procedures used to determine the value of the Fund’s investments. The Board concluded that the overall quality of the advisory and administrative services provided to the Fund was satisfactory.

PERFORMANCE

The Board considered the investment performance of Keystone with respect to the Fund. The Board considered the performance of the Fund, noting that the Fund had generated a net internal rate of return within its historical range of rates of other private funds under the management of Keystone. The Board concluded that the performance of the Fund was satisfactory.

FEES AND EXPENSES RELATIVE TO COMPARABLE FUNDS MANAGED BY OTHER INVESTMENT MANAGERS

The Board considered the advisory and incentive fees and total expenses of the Fund under its Existing Advisory Agreement as compared to the advisory and incentive fees and total expenses assuming the approval of the A&R Investment Management Agreement. The Board also considered that the advisory fees were comparable to the fees payable by other private funds. In addition, the Board noted that Keystone has contractually agreed to limit total annual operating expenses until assets support the expenses of the Fund.

The Board also considered that the payment of the incentive fee on a monthly basis rather than on the current quarterly basis better aligns the calculation of the incentive fee with the other fees that are calculated on a monthly basis, which are then allocated on a monthly basis to the applicable share class in order to determine the monthly NAV of the Fund. As a result, as the Fund admits new investors on a monthly basis, the NAV of the Fund is calculated on a monthly basis to allow new investors to buy shares at the then-applicable NAV without resulting in dilution or detriment to existing shareholders. The Board considered that since the incentive fee is a function of the performance of the Fund over time, there may be times when the incentive fee payable to Keystone could be higher under a monthly calculation or could be lower than under the current quarterly calculation. The Board concluded that the advisory fees paid by the Fund and the change in frequency of the calculation of the incentive fee payable were reasonable and satisfactory in light of the services provided.

BREAKPOINTS AND ECONOMIES OF SCALE

The Board reviewed the structure of the Fund’s investment management under the A&R Investment Management Agreement. The Board considered the Fund's management and incentive fees and concluded that the fees were reasonable and satisfactory in light of the services provided. The Board also determined that, given the Fund’s current size, economies of scale were not present at this time.

PROFITABILITY OF KEYSTONE

The Board considered that Keystone does not assess its profitability on a fund or account basis and reviewed Keystone’s financial condition. The Board noted that its financial condition appeared stable. The Board determined that the advisory fees and the compensation to Keystone were reasonable and the financial condition was adequate.

ANCILLARY BENEFITS AND OTHER FACTORS

The Board also discussed other benefits to be received by Keystone from its management of the Fund including, without limitation, the ability to market its advisory services for similar products in the future. The Board noted that Keystone does not have affiliations with the Fund’s transfer agent, fund accountant, custodian, or distributor and, therefore, does not derive any benefits from the relationships these parties may have with the Fund. The Board concluded that the change to advisory fees was reasonable in light of the fall-out benefits, if any, to Keystone.

GENERAL CONCLUSION

Based on its consideration of all factors that it deemed material, and assisted by the advice of its counsel, the Board concluded it would be in the best interest of the Fund and its shareholders to approve the A&R Investment Management Agreement.

Based on all of the foregoing, the Trustees recommend that shareholders of the Fund vote FOR the approval of the A&R Investment Management Agreement.

Required Vote

As provided under the 1940 Act, approval of the A&R Investment Management Agreement will require the vote of a majority of the outstanding voting securities of the Fund. In accordance with the 1940 Act, a “majority of the outstanding voting securities” of the Fund means the lesser of (a) 67% or more of the shares of the Fund present at a shareholder meeting if the owners of more than 50% of the shares of the Fund then outstanding are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund entitled to vote at the Special Meeting. The shareholders of the Fund will vote together as a single class.

For the reasons set forth above, the BOARD OF TRUSTEES of THE FUND UNANIMOUSLY recommendS that shareholders OF THE FUND vote in favor of the A&R Investment Management Agreement.

PART 2

INFORMATION ABOUT OWNERSHIP OF SHARES OF THE FUND

Outstanding Shares

Only shareholders of record at the close of business on November 18, 2020, will be entitled to notice of, and to vote at, the Special Meeting. On November 18, 2020, the following shares of each class of the Fund were outstanding and entitled to vote:

Class	Shares outstanding and entitled to vote
Class A	10,899.752
Class D	2,048.713
Class I	116,665.958
Class Y	266,687.374
Class Z	334,335.336

 PART 3

INFORMATION ON PROXY VOTING AND THE SPECIAL MEETING

Who is Eligible To Vote

Shareholders of record of the Fund as of the close of business on November 18, 2020 (the “record date”) are entitled to vote on all of the Fund’s business at the Special Meeting and any adjournments thereof. Each whole share is entitled to one vote on each matter on which it is entitled to vote, and each fractional share is entitled to a proportionate fractional vote. Shareholders do not have appraisal rights. Shares represented by properly executed proxies, unless revoked before or at the Special Meeting, will be voted according to the shareholder’s instructions. If any other business comes before the Special Meeting, your shares will be voted at the discretion of the persons named as proxies.

Proposals by Shareholders

The Fund does not intend to hold meetings of shareholders except to the extent that such meetings may be required under the 1940 Act or state law or pursuant to special meetings called by the Board of Trustees or a majority of shareholders, or in the future in compliance with the requirements of any exchange on which the Fund’s shares may be listed. Shareholders who wish to submit proposals for inclusion in the proxy statement for a subsequent shareholder meeting should submit their written proposals to the Fund at its principal office within a reasonable time before such meeting. The timely submission of a proposal does not guarantee its consideration at the meeting.

Proxies, Quorum and Voting at the Special Meeting

Shareholders may use the proxy card provided if they are unable to attend the Special Meeting in person or wish to have their shares voted by a proxy even if they do attend the Special Meeting. Any shareholder that has given a proxy to someone has the power to revoke that proxy at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the secretary of the Fund. In addition, although mere attendance at the Special Meeting will not revoke a proxy, a shareholder present at the Special Meeting may withdraw a previously submitted proxy and vote in person.

The Fund has arranged to have votes recorded by DocuSign or e-mail. All unrevoked proxies received in time for the Special Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given on a received proxy, the persons named as proxies will vote the shares represented thereby in favor of the proposal described herein and will use their best judgment to vote on such other business as may properly come before the Special Meeting or any adjournment thereof.

Shareholders may vote by submitting their properly completed and executed proxy card by DocuSign or e-mail, in each case in accordance with following instructions listed on the proxy card.

DocuSign Voting: Shareholders should to check the appropriate box, sign and promptly return the enclosed proxy card via DocuSign.

E-mail Voting: Shareholders should check the appropriate box, sign and date the enclosed proxy card, then scan it and e-mail it to info@keystonenational.net.

Or you may vote In person at the Special Meeting at the offices of Keystone at 60 E. South Temple, Suite 2100, Salt Lake City, Utah 84111 at 9 a.m. Mountain Time on December 29, 2020.

Quorum. The presence in person or by proxy of the holders of one-third percent (33-1/3%) of the Shares of the Fund present in person or represented by proxy and entitled to vote shall constitute a quorum for the transaction of business at the Special Meeting. For purposes of determining the presence of a quorum, abstentions, broker “non-votes” or withheld votes will be counted as present. Abstentions will have the effect of a “no” vote for purposes of obtaining the requisite approval of the proposal. Broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated the same as abstentions.

If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but sufficient votes to approve a proposal are not received, the Fund expects the chairman of the Special Meeting to adjourn the Special Meeting (from time to time in his or her discretion) in order to solicit additional proxies. A shareholder vote may be taken on one or more proposal prior to such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate. Such vote will be considered final regardless of whether the Special Meeting is adjourned to permit additional solicitation with respect to any other proposal.

As provided under the 1940 Act, approval of the Proposal will require the vote of a majority of the outstanding voting securities of the Fund. In accordance with the 1940 Act, a “majority of the outstanding voting securities” of the Fund means the lesser of (a) 67% or more of the shares of the Fund present at a shareholder meeting if the owners of more than 50% of the shares of the Fund then outstanding are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund entitled to vote at the Special Meeting.

Method of Solicitation and Expenses

Your vote is being solicited by the Board of Trustees of the Fund. The cost of soliciting proxies, including the costs related to the tabulation of proxies and the fees of the proxy soliciting agent, ultimately will be borne by Keystone. The Fund has engaged AST Fund Solutions (“AST”), a professional proxy solicitation firm, to serve as the proxy soliciting and tabulation agent for the Special Meeting and estimates AST’s fees to be approximately $2,500. Those fees do not reflect the costs associated with reimbursing brokerage firms and other financial intermediaries for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies. The Fund expects that the solicitation will be by e-mail. If the Fund does not receive your proxy by a certain time, you may receive a telephone call from the proxy soliciting agent asking you to vote. The Fund does not reimburse Trustees and officers of the Fund, or regular employees and agents of Keystone, for any involvement in the solicitation of proxies.

Voting by Keystone

To the extent that Keystone and their affiliates own shares of the Fund, each intends to vote Fund shares in favor of the Proposal.

Ownership of the Fund

As of the record date, the current Trustees and officers as a group owned approximately 1.81% of the outstanding shares of the Fund or any class of the Fund. Each person that, to the knowledge of the Fund, owned beneficially or of record 5% or more of the outstanding shares of a class of the Fund as of the record date is listed in Exhibit C to this proxy statement.

Procedures for Shareholder Communications with the Board

Shareholders may send communications to the Board of Trustees. Shareholders should send communications intended for the Board of Trustees by addressing the communication directly to the Board of Trustees (or individual Trustee(s)) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Trustee(s)) and by sending the communication to the Fund’s address for the Trustee(s) at c/o Keystone Private Income Fund, 235 West Galena Street, Milwaukee, WI 53122. Other Shareholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management and will be forwarded to the Board only at management’s discretion based on the matters contained therein.

Other Business

While the Special Meeting has been called to transact any business that may properly come before it, the only matters that the Trustees intend to present are those matters stated in the attached Notice of Special Meeting of Shareholders. However, if any additional matters properly come before the Special Meeting, and on all matters incidental to the conduct of the Special Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.

December 16, 2020

PART 4

OTHER MATTERS

Proxy Statement Delivery

“Householding” is the term used to describe the practice of delivering one copy of a document to a household of shareholders instead of delivering one copy of a document to each shareholder in the household. Shareholders of the Fund who share a common e-mail address and who have not opted out of the householding process should receive a single copy of the proxy statement together with one Proxy Card or Voting Instruction Card, as applicable. If you received more than one copy of the proxy statement, you may elect to household in the future; if you received a single copy of the proxy statement, you may opt out of householding in the future; and you may, in any event, obtain an additional copy of this proxy statement by calling 1-888-332-3320 or writing to the Fund at the following address: 235 West Galena Street, Milwaukee, WI 53212. Copies of this proxy statement and the accompanying Notice of Special Meeting are also available at www.keystonenational.com

Service Providers

UMB Fund Services, Inc. (“UMB”), located at 235 West Galena Street, Milwaukee, WI 53212, serves as the Fund’s administrator and provides administrative services to assist with the Fund’s operational needs. UMB also provides accounting services to the Fund and serves as the Fund’s distribution paying agent, transfer agent and registrar. UMB Bank, n.a., 928 Grand Boulevard, Kansas City, MO 64106, serves as custodian for the Fund. UMB Distribution Services, LLC (“UMBDS”), located at 235 West Galena Street, Milwaukee, WI 53212, serves as the Fund’s principal underwriter.

Fiscal Year

The fiscal year-end of the Fund is September 30.

EXHIBIT A

PROPOSED AMENDMENT TO ADVISORY FEE STRUCTURE

MARKED

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

Keystone Private Income Fund

AGREEMENT made this ~~4th~~ [     ] day of ~~March~~[             ], 2020, by and between Keystone Private Income Fund, a Delaware statutory trust (the "Fund"), and Keystone National Group, LLC, a Delaware limited liability company (the "Advisor").

WHEREAS, the Fund and the Advisor entered into an investment management agreement dated as of the 4th day of March, 2020 (the “Original Agreement”);

WHEREAS, the Fund is a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) and is engaged in the business of supplying investment advice as an independent contractor; and

~~WHEREAS, the Fund desires to retain the Advisor to render investment management services with respect to the Fund and the Advisor is willing to render such services; and:~~

WHEREAS, the Fund and the Advisor desire to amend and restate the Original Agreement; and

WHEREAS, the Fund desires to continue to retain the Advisor to render investment management services with respect to the Fund and the Advisor is willing to render such services;

NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT AND ACCEPTANCE. The Fund hereby appoints the Advisor to act as Advisor to the Fund for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

The Advisor will, at its own expense, render the services and provide the office space, furnishings and equipment, and personnel (including any sub-advisers) required by it to perform the services on the terms and for the compensation provided herein. The Advisor will not, however, pay for Fund expenses (as described in the Confidential Private Placement Memorandum and Statement of Additional Information of the Fund, as the same may be amended, supplemented or restated from time to time), including without limitation, any fees and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, due diligence and other costs incurred in connection with the identification, review, underwriting of each investment.

2. DUTIES OF ADVISOR. The Fund employs the Advisor to furnish and manage a continuous investment program for the Fund. The Advisor will continuously review, supervise and (where appropriate) administer the investment program of the Fund, to determine in its discretion (where appropriate) the securities to be purchased, held, sold or exchanged, to provide the Fund with records concerning the Advisor’s activities which the Fund is required to maintain and to render regular reports to the Fund’s officers and Trustees concerning the Advisor’s discharge of the foregoing responsibilities. The Advisor may hire (subject to the approval of the Fund's Board of Trustees (“Board”) and, except as otherwise permitted under the terms of any applicable exemptive relief obtained from the Securities and Exchange Commission, or by rule or regulation, a majority of the outstanding voting securities of the Fund) and thereafter supervise the investment activities of one or more sub-advisers deemed necessary to carry out the investment program of the Fund. The retention of a sub-adviser by the Advisor shall not relieve the Advisor of its responsibilities under this Agreement.

The Advisor shall discharge the foregoing responsibilities subject to the control of the Fund’s Board and in compliance with such policies as the Board may from time to time establish, with the objectives, policies, and limitations for the Fund set forth in the Fund's registration statement as amended from time to time, and with applicable laws and regulations.

3. FUND TRANSACTIONS. The Advisor is authorized to select the brokers or dealers and other professional advisors and consultants that will execute the purchases and sales of portfolio securities and other investments for the Fund and is directed to use its best efforts to obtain “best execution,” considering the Fund’s investment objectives, policies, and restrictions as stated in the Fund’s Confidential Private Placement Memorandum and Statement of Additional Information, as the same may be amended, supplemented or restated from time to time, and resolutions of the Fund’s Board. The Advisor will promptly communicate to the officers and the Board such information relating to portfolio transactions as they may reasonably request.

It is understood that the Advisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Fund to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as described from time to time by the Fund’s Prospectus and Statement of Additional Information.

4. COMPENSATION OF THE ADVISOR.

(a) Investment Management Fee. For the services provided and the expenses assumed pursuant to this Agreement, the Fund shall pay to the Advisor compensation at an annual rate of 1.50%, payable monthly in arrears, based upon the Fund’s net assets as of month-end before management fees for the current month. Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund. In the case of a partial month, compensation will be based on the number of days during the month in which the Advisor invested Fund assets. Compensation will be paid to the Advisor before giving effect to any repurchase of beneficial interests in the Fund effective as of that date. The Advisor may, in its discretion and from time to time, waive all or a portion of its fee.

(b) The Fund will also pay the Adviser an incentive fee calculated and payable ~~quarterly~~ monthly in arrears based upon the Fund’s net profits for the immediately preceding ~~quarter~~ month (the “Incentive Fee”). The Incentive Fee will be equal to 15% of the excess, if any, of (i) the net profits of the Fund for the relevant period over (ii) the then balance, if any, of the Loss Recovery Account (as defined below). For purposes of the Incentive Fee, the term “net profits” shall mean the amount by which the net asset value (“NAV”) of the Fund on the last day of the relevant period exceeds the NAV of the Fund as of the commencement of the same period, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (which, for this purpose shall not include any distribution and/or shareholder servicing fees, litigation, any extraordinary expenses or Incentive Fee). The Fund shall maintain a memorandum account (the “Loss Recovery Account”), which will have an initial balance of zero and will be (i) increased upon the close of each calendar ~~quarter~~ month of the Fund by the amount of the net losses of the Fund for the ~~quarter~~month, and (ii) decreased (but not below zero) upon the close of each calendar ~~quarter~~ month by the amount of the net profits of the Fund for the ~~quarter~~month.

Payment of the Incentive Fee shall be subject to a hurdle rate, expressed as a rate of return on the Fund’s net assets equal to ~~1.75~~0.58333333% per ~~quarter~~ month (or an annualized hurdle rate of 7.00%), subject to a “catch-up” feature. The “catch-up” feature is intended to provide the Adviser with an incentive fee of 15% on all of the Fund’s net profits when the Fund’s net profits reach ~~2.05~~0.68627451% of net assets in any calendar ~~quarter~~ month (8.~~21~~24% annualized). For purposes of the Incentive Fee, net assets shall be calculated for the relevant ~~quarter~~ month as the ~~weighted average of the~~ NAV of the Fund as of the first business day of each month. ~~therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.~~

All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

5. BOOKS AND RECORDS. The Advisor will maintain all books and records with respect to the securities transactions of the Fund and will furnish to the Fund’s Board such periodic and special reports as the Board may reasonably request. The Fund and the Advisor agree to furnish to each other, if applicable, current registration statements, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Advisor on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund on request.

6. STATUS OF ADVISOR. The services of the Advisor to the Fund are not to be deemed exclusive, and the Advisor shall be free to render similar and any other services to others so long as its services to the Fund are not impaired thereby. The Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

7. LIMITATION OF LIABILITY AND INDEMNIFICATION OF ADVISOR.

(a) In the absence of willful misfeasance, gross negligence or reckless disregard of its obligations to the Fund, the Advisor and any partner, director, officer or employee of the Advisor, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable for any error of judgment, mistake of law or for any act or omission by the person in connection with the performance of services to the Fund, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby.

(b) The Fund shall indemnify, to the fullest extent permitted by law, the Advisor, or any member, manager, officer or employee of the Advisor, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, gross negligence or reckless disregard of its obligations to the Fund. The rights of indemnification provided under this Section shall not be construed so as to provide for indemnification of any aforementioned persons for any losses (including any liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section to the fullest extent permitted by law.

(c) The Advisor shall indemnify, to the fullest extent permitted by law, the Fund and all controlling persons of the Fund (as described in Section 15 of the Securities Act of 1933, as amended), against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Advisor, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, gross negligence or reckless disregard of its obligations to the Advisor. The rights of indemnification provided under this Section shall not be construed so as to provide for indemnification of any aforementioned persons for any losses (including any liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section to the fullest extent permitted by law.

8. PERMISSIBLE INTERESTS. Trustees, agents, and interest holders of the Fund are or may be interested in the Advisor (or any successor thereof) as members, managers, officers, or interest holders, or otherwise; members, managers, officers, agents, and interest holders of the Advisor are or may be interested in the Fund as Trustees, interest holders or otherwise; and the Advisor (or any successor) is or may be interested in the Fund as an interest holder or otherwise. In addition, brokerage transactions for the Fund may be effected through affiliates of the Advisor if approved by the Fund’s Board, subject to the rules and regulations of the Securities and Exchange Commission.

9. AUTHORITY; NO CONFLICT. The Advisor represents, warrants and agrees that: it has the authority to enter into and perform the services contemplated by this Agreement; and the execution, delivery and performance of this Agreement do not, and will not, conflict with, or result in any violation or default under, any agreement to which Advisor or any of its affiliates are a party.

10. LICENSE OF ADVISOR'S NAME. The parties agree that the name of the Advisor, the names of any affiliates of the Advisor and any derivative or logo or trademark or service mark or trade name are the valuable property of the Advisor and its affiliates. The Advisor hereby agrees to grant a license to the Fund for use of its name in the name of the Fund for the term of this Agreement and such license shall terminate upon termination of this Agreement. If the Fund makes any unauthorized use of the Advisor’s names, derivatives, logos, trademarks, or service marks or trade names, the parties acknowledge that the Advisor shall suffer irreparable harm for which monetary damages may be inadequate and thus, the Advisor shall be entitled to injunctive relief, as well as any other remedy available under law.

11. DURATION AND TERMINATION. This Agreement shall become effective on [ ], 2020, unless sooner terminated as provided herein, shall remain in effect until [March 3, 2022] and thereafter, may continue in effect only if such continuance is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Board who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of the Fund’s Board or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the interest holders of the Fund fail to approve the Agreement as provided herein, the Advisor may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty by vote of a majority of members of the Fund’s Board or by vote of a majority of the outstanding voting securities of the Fund on 60 days written notice to the Advisor, or by the Advisor at any time without the payment of any penalty, on 60 days written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

As used in this Section 11, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder; subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

12. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice:

If to the Advisor:

Keystone National Group, LLC

60 East South Temple, Suite 2100

Salt Lake City, Utah 84111

If to the Fund:

Keystone Private Income Fund

c/o UMB Fund Services, Inc.

Attn: Regulatory Administration

235 West Galena Street

Milwaukee, WI 53212

Facsimile: (414) 271-9717

Telephone: (414) 299-2000

13. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to conflict of law or choice of law doctrines, and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

[Signature Page Follows]

KEYSTONE PRIVATE INCOME FUND

By:
Title:

KEYSTONE NATIONAL GROUP, LLC

By:
Title:

EXHIBIT B

INVESTMENT ADVISORY FEES

Contractual Advisory Fee (as a percentage of Net Assets)	Advisory Fee Rate Paid to Keystone (after waivers and reimbursements and/or recoupment, if any) for the Fiscal Year Ended September 30, 2020	Most Recent Date of Shareholder Approval of Existing Advisory Agreement and Purpose of Submission to Shareholders	Most Recent Date of Approval of Existing Advisory Agreement by the Board of Trustees
1.50%	1.50%	June 16, 2020 (approval of the Fund’s initial advisory agreement with Keystone)	March 4, 2020

EXHIBIT C

5% or Greater Ownership of A Share Class

The following table identifies those investors known to the Fund to own beneficially or of record 5% or more of the voting securities of a class of the Fund’s shares as of November 18, 2020. Any shareholder that owns 25% or more of the outstanding shares of the Fund or class may be presumed to “control” (as that term is defined in the 1940 Act) the Fund or class. Shareholders controlling the Fund or a class could have the ability to vote a majority of the shares of the Fund or class on any matter requiring approval of the shareholders of the Fund or class.

Class	Shareholder Name and Address	Number of Shares of Class Owned	Percentage of Shares of Class Owned
Class A	CANNA INVESTMENTS LLC C/O WALLACE CHENG 339 N BOWLING GREEN WAY LOS ANGELES, CA, 90049	3963.535	36.36%
Class A	NFS/FMTC FBO KYLE DAVISON IRA 50 HEATHROW LN SUGAR LAND, TX, 77479	1981.768	18.18%
Class A	NFS LLC FBO WALLACE CHENG 12256 CANNA RD LOS ANGELES, CA, 90049	1486.326	13.64%
Class A	KENNETH MACKENZIE 85 SHAW RD LITTLE COMPTON, RI, 02837	1486.326	13.64%
Class A	NFS LLC ADAM J OLSZEWSKI AND 4206 MILTON ST HOUSTON, TX, 77005	994.728	9.13%
Class A	NFS/FMTC FBO SUSAN N MASTERS PO BOX 293517 KERRVILLE, TX, 78028	987.069	9.06%
Class D	NFS LLC FBO ANDREW JOHN & DANIELLE NEF FAMILY TRUST 3778 N 1500 W PLEASANT VIEW, UT, 84414	1428.713	69.74%
Class D	NFS/FMTC FBO CLYDE ROBINS IRA 2643 E 3650 NORTH LAYTON, UT, 84040	620	30.26%
Class I	DHANANJAY PRASANNA AND ARIANE WELCH 248 RICHLAND AVE SAN FRANCISCO, CA, 94110	6000	5.14%
Class I	JAMES C PATERSON AND KENDRA N ELLIS 527 BLAIRE AVE PIEDMONT, CA, 94611	7000	6.00%
Class I	AARON ALLRED 3 DAWN HILL SANDY, UT, 84092	49319.392	42.27%
Class I	THE MARIE AND KRISTIAN FAMILY TRUST KRISTIAN EIDE TRSTE 1037 NE 65TH ST SEATTLE, WA, 98115	10000	8.57%

Class	Shareholder Name and Address	Number of Shares of Class Owned	Percentage of Shares of Class Owned
Class Y	S&A MILLERBERG HOLDINGS LLC 1956 W TAYLOR VIEW DR SOUTH JORDAN, UT, 84095	19718.032	7.39%
Class Y	LIT INVESTMENTS LLC 680 CORDOVA CT N SALT LAKE, UT, 84054	14795.818	5.55%
Class Z	COPPER BEECH HOLDINGS LLC 3137 E WARM SPRINGS RD STE 100 LAS VEGAS, NV, 89120	49736.397	14.88%
Class Z	ROGUE BEAR INVESTMENTS LLC 1350 BEVERLY RD STE 115 PMB 416 MCLEAN, VA, 22101	99443.119	29.74%
Class Z	STEVENS LIVING TRUST THOMAS STEVENS TRSTE 1741 TAMARACK ST WESTLAKE VILLAGE, CA, 91361	50000	14.96%
Class Z	HIT VENTURES LLC 1193 W 2400 S WEST VALLEY CITY, UT, 84119	19725.811	5.90%

As of the Record Date, the Trustees and officers of the Fund, either individually or as a group, owned approximately 1.81% of the outstanding shares of the Fund.

PROXY CARD

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

READ THE PROXY STATEMENT. THEN, PLEASE DO ONE OF THE FOLLOWING:

Vote by DocuSign. Check the appropriate box, sign and promptly return the proxy card via DocuSign.

Vote by electronic mail. Check the appropriate box, sign and date the proxy card and promptly return it by electronic mail to **info@keystonenational.net**.

SHAREHOLDER'S REGISTRATION PRINTED HERE

Keystone Private Income Fund

The undersigned, revoking prior proxies, hereby appoints Bradley Allen and John Earl, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Keystone Private Income Fund (the "Fund") to be held at the offices of Keystone National Group LLC at 60 E. South Temple, Suite 2100, Salt Lake City, Utah 84111, on December 29, 2020 at 9:00 a.m. Mountain Time, or at any adjournment thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

In their discretion, the proxies are authorized to vote upon such other business as may properly be presented to the Special Meeting or any adjournments, postponements, continuations or reschedulings thereof.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call 1-888-332-3320 or send an email to: info@keystonenational.net.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on December 29, 2020. The proxy statement for this meeting is available at: www.keystonenational.com.